Calculation of Filing Fee Tables

S-3

…………..

(Form Type)

Brighthouse Life Insurance Company

……………………………………………………..

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(2)	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	457(o)	5,433,209	N/A	N/A		$723,747.59

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$5,433,209,000		$801,941.65

	Total Fees Previously Paid							$723,747.59

	Total Fee Offsets							$78,194.06

	Net Fee Due							$0

(1)	Interests are sold on a dollar for dollar basis and not on the basis of a price per share or unit.

(2)	The filing fee related to the securities was calculated in reliance on Rule 457(o).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)[1]
Fee Offset Claims	Brighthouse Life Insurance Company of NY	S-3	333-265196	05-25-2022	07-13-2022	N/A	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	32,748,000	32,748,000[2]
Fee Offset Sources	Brighthouse Life Insurance Company of NY	S-3/A	333-265196		07-13-2022						$3,035.74

Fee Offset Claims	Brighthouse Life Insurance Company of NY	S-3	333-234535	11-06-2019	N/A	N/A	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	196,788,000	196,788,000[3]
Fee Offset Sources	Brighthouse Life Insurance Company of NY	S-3	333-234535	N/A	11-06-2019						$25,543.08

Fee Offset Claims	Brighthouse Life Insurance Company of NY	S-3	333-238214	05-13-2020	08-17-2020	N/A	N/A	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	184,177,000	184,177,000[4]

Fee Offset Sources	Brighthouse Life Insurance Company of NY	S-3	333-216486		03-06-2017						$21,346.11

Fee Offset Claims	Brighthouse Life Insurance Company of NY	S-3	333-259506	09-14-2021	12-02-2021	N/A	N/A	Individual Single Premium Deferred	243,280,000	243,280,000[5]

Index-Linked Separate Account Annuity Contract
Fee Offset Sources	Brighthouse Life Insurance Company (formerly Met Life Insurance Company USA)	S-3	333-207091	09-23-2015		$28,269.13

(1)  The Registrant has terminated or completed any offering that included the unsold securities under the prior registration statements.

(2)  With respect to the registration on Form S-3 (333-265196), the Registrant paid a total registration fee of $4,932.75 for an offering amount of 53,212,000 (out of a total offering amount of 250,000,000 with the difference being carry forward securities) at a rate of $92.70 per million. Of that offering amount, there remains 32,748,000 of unsold interests. The unused filing fee for the 32,748,000 of unsold interests is $3,035.74.

(3)  With respect to the registration on Form S-3 (333-234535), the Registrant paid a total registration fee of $37,413.56 for an offering amount of 288,240,000 (out of a total offering amount of 300,000,000 with the difference being carry forward securities) at a rate of $129.80 per million. Of that offering amount, there remains 196,788,000 of unsold interests. The unused filing fee for the 196,788,000 of unsold interests is $25,543.08.

(4)  With respect to the registration on Form S-3 (333-238214), the Registrant did a carry forward of 218,789,000 of previously registered and unsold interests for which a filing fee of $28,975 was paid on Form S-3 (333-216486), on March 6, 2017. Of that offering amount, there remains 184,177,000 of unsold interests. The unused filing fee for the 184,177,000 of unsold interests is $21,346.11.

(5)  With respect to the registration on Form S-3 (333-259506), the Registrant did a carry forward of 244,119,000 of previously registered and unsold interests for which a filing fee of $30,392.82 was paid. Of that offering amount, there remains 243,280,000 of unsold interests. The unused filing fee for the 243,280,000 of unsold interests total is $28,269.13 on Form S-3 (333-207091), on September 23, 2015.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

N/A	N/A	N/A	N/A	N/A	N/A	N/A